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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 20, 1999, except as to Note 14 which is as of July 27, 1999, relating to the consolidated financial statements of E-TEK Dynamics, Inc. which appears in such Prospectus. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
San Jose, California

August 10, 1999